Exhibit 99.2

Condensed Consolidated Interim Financial Statements

S&D Coffee Holding Company

As of June 15, 2016 and June 17, 2015

S&D Coffee Holding Company

S&D Coffee Holding Company	1

Condensed consolidated balance sheets (unaudited)

	June 15, 2016	June 17, 2015
Assets
Current assets:
Cash and cash equivalents	$5,559,660	$10,134,161
Trade accounts receivable, net of allowances of $ 869,000 and $ 900,000 in 2016 and 2015, respectively	44,846,158	45,096,364
Inventories	40,458,850	44,904,678
Prepaid expenses	3,294,823	4,322,450
Other	6,952,506	685,995

Total current assets	101,111,997	105,143,648
Property, plant and equipment, net	72,668,986	79,605,143
Cash surrender value of officers’ life insurance	12,257,641	11,507,383
Notes receivable - Affiliates	8,245,291	7,792,582
Notes receivable	2,516,513	4,660,186
Goodwill and other intangibles	3,206,955	3,336,954
Other assets	230,447	230,447

	$200,237,830	$212,276,343

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

S&D Coffee Holding Company	2

Condensed consolidated balance sheets (unaudited) (cont’d)

	June 15, 2016	June 17, 2015
Liabilities and stockholder’s equity
Current liabilities:
Bank overdraft	$2,543,693	$3,720,804
Current portion of long-term debt	4,000,000	4,000,000
Accounts payable	25,231,609	21,489,318
Accrued expenses and other current liabilities	16,370,267	18,640,725
Federal and state income taxes	1,010,091	78,790

Total current liabilities	49,155,660	47,929,637
Long-term debt	27,333,333	31,333,333
Lines of credit	—	24,100,000
Federal and state income tax payable - Noncurrent	964,494	1,827,096
Other liabilities	10,032,747	9,568,103

Total liabilities	87,486,234	114,758,169

Stockholders’ equity:
Common Stock:
Class A	—	—
Class B	—	—
Retained earnings	112,009,609	105,529,094
Accumulated other comprehensive loss	(1,083,820)	(9,899,925)
Noncontrolling interest	1,825,807	1,889,005

Total stockholders’ equity	112,751,596	97,518,174

	$200,237,830	$212,276,343

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

S&D Coffee Holding Company	3

Condensed consolidated statements of income and comprehensive income (unaudited)

For the periods ended	June 15, 2016	June 17, 2015
Net sales	$253,298,254	$260,470,835
Cost of sales
Cost of goods sold	159,035,293	169,142,703
Plant & distribution expenses	25,635,569	25,750,066

Total cost of sales	184,670,862	194,892,769

Gross profit	68,627,392	65,578,066

Operating expenses:
Selling and sales support services	44,600,327	45,282,096
General and administrative	19,072,316	17,939,886
Supplemental executive retirement expense	92,310	92,310

Total operating expenses	63,764,953	63,314,292

Operating income	4,862,439	2,263,774
Interest expense	(537,746)	(577,804)
Other income, net	721,925	892,539

Earnings before income taxes	5,046,618	2,578,509
Income tax benefit	—	(616,680)
Net income	5,046,618	3,195,189
Less net income attributable to noncontrolling interest	(295,293)	(337,529)

Net income attributable to S&D Coffee Holding Company	4,751,325	2,857,660
Other comprehensive income (loss)
Unrealized gain (loss) on coffee futures	11,079,237	(14,700,347)
Unrealized loss on interest rate swap	(190,926)	(55,901)

Comprehensive income attributable to S&D Coffee Holding Company	$15,639,636	$(11,898,588)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

S&D Coffee Holding Company	4

Condensed consolidated statements of stockholders’ equity (unaudited)

						Accumulated
	Common Stock					Other
	Class A		Class B		Retained	Comprehensive	Noncontrolling
	Shares	Amount	Shares	Amount	Earnings	Income (Loss)	Interest	Total
Consolidated balance, January 1, 2015	10,490	$—	985,031	$—	$104,917,919	$4,856,323	$1,889,005	$111,663,247
Comprehensive income (loss)	—	—	—	—	2,857,660	(14,756,248)	337,529	(11,561,059)
Shareholder tax distributions	—	—	—	—	(2,246,485)	—	—	(2,246,485)
Noncontrolling interest distributions	—	—	—	—	—	—	(337,529)	(337,529)

Consolidated balance, June 17, 2015	10,490	$—	985,031	$—	$105,529,094	$(9,899,925)	$1,889,005	$97,518,174

Consolidated balance, December 31, 2015	—	$—	—	$—	$111,896,517	$(11,972,131)	$1,825,807	$101,750,193
Comprehensive income	—	—	—	—	4,751,325	10,888,311	295,293	15,934,929
Shareholder tax distributions	—	—	—	—	(4,638,233)	—	—	(4,638,233)
Noncontrolling interest distributions	—	—	—	—	—	—	(295,293)	(295,293)

Consolidated balance, June 15, 2016	10,490	$—	985,031	$—	$112,009,609	$(1,083,820)	$1,825,807	$112,751,596

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

S&D Coffee Holding Company	5

Condensed consolidated statements of cash flows (unaudited)

For the periods ended	June 15, 2016	June 17, 2015
Cash flows from operating activities:
Net income	$5,046,618	$3,195,189
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,532,353	7,501,491
Gain on sale of property and equipment	(344,329)	(400,999)
Net increase in cash surrender value of officers’ life insurance and notes receivable	(984,228)	(1,247,623)
Deferred income tax benefit, net	—	(626,942)
Changes in operating assets and liabilities:
Accounts receivable, net	7,235,381	9,038,459
Inventories, net	12,992,221	964,611
Prepaid expenses and other current assets	1,908,647	3,396,659
Accounts payable	(7,319,122)	(3,720,431)
Accrued expenses and other liabilities	(963,414)	(8,458,936)
Federal and state income taxes	(589,096)	433,810
Coffee futures contracts	4,265,858	(12,368,700)

Net cash provided by (used in) operating activities	28,780,889	(2,293,412)

Cash flows from investing activities:
Capital expenditures	(4,633,419)	(5,793,899)
Proceeds from sale of property, plant and equipment	593,985	976,790
Issuance of notes receivable	—	(3,310,752)
Proceeds from notes receivable	753,457	1,634,903

Net cash used in investing activities	(3,285,977)	(6,492,958)

Cash flows from financing activities:
Checks issued in excess of funds on deposit	(4,874,151)	3,708,049
Shareholder distributions	(4,638,233)	(2,246,485)
Net proceeds from lines of credit	(13,050,000)	13,000,000
Principal payments on long-term debt	(2,000,000)	(1,666,667)
Noncontrolling interest distributions	(295,293)	(337,529)

Net cash (used in) provided by financing activities	(24,857,677)	12,457,368

Increase cash and cash equivalents	637,235	3,670,998
Cash and cash equivalents, beginning of period	4,922,425	6,463,163

Cash and cash equivalents, end of period	$5,559,660	$10,134,161

Supplemental disclosures of cash flow information –
Cash paid during the year for:
Interest	$642,000	$482,000
Income taxes	589,000	367,000

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

S&D Coffee Holding Company	6

Notes to unaudited condensed consolidated interim financial statements

1 Nature of Operations and Summary of Significant Accounting Policies

Operations

The accompanying condensed consolidated financial statements present the accounts of S&D Coffee Holding Company (the Company). The Company is primarily engaged in the production and distribution of coffee, tea and liquid beverages, and the distribution of related products, to institutional and commercial customers in the United States. The Company’s operations are significantly impacted by the world market for green coffee. Coffee is an agricultural product and its price fluctuates as a result of many factors beyond the Company’s control, including the actions of domestic and foreign governments, the weather in coffee-producing nations and the operation of the commodity futures markets. Once received, the beans are processed and distributed from facilities located in Concord, North Carolina.

The Company’s fiscal years end on the Wednesday closest to December 31. These condensed consolidated financial statements show the 24-week periods ending June 15, 2016 and June 17, 2015.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, S&D Coffee, Inc. (S&D), and its variable interest entity (VIE), Arabica, LLC (Arabica). All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP). These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company. The nature of the Company’s business is such that the results of any interim period are not necessarily indicative of results for a full year. In the opinion of management, all adjustments, which consist of normal recurring adjustments necessary for a fair statement of the interim period results have been made. The Company evaluates subsequent events through the date of issuing these unaudited consolidated financial statements.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions. These affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers cash, demand deposits and highly liquid investments with original maturities of less than three months to be cash and cash equivalents. The Company maintains cash deposits with major banks, which may exceed federally insured limits. The Company periodically assesses the financial condition of the institutions and believes the risk of loss to be remote.

S&D Coffee Holding Company	7

Revenue Recognition and Concentration of Credit Risk

The Company recognizes revenue upon delivery of products to its customers.

The Company extends credit based on an evaluation of customers’ financial conditions, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company considers invoices past due when they are outstanding longer than the stated term, which is typically 30 days.

Notes Receivable

The Company entered into an agreement with a customer in November 2014 by which the Company would lend the customer up to $12,000,000 for the purpose of financing beverage equipment purchases. The note bears no interest and is over a five-year term with a one-year renewal option.

Inventories

Inventories of coffee (53% and 52% of total inventory at June 15, 2016 and June 17, 2015, respectively) are stated at cost, determined using the last in, first out (LIFO) method. Tea, allied products, drinks, syrups and packaging supplies (47% and 48% of inventory at June 15, 2016 and June 17, 2015, respectively) are stated at cost, determined using the first in, first out (FIFO) method. For these inventories, cost is less than market value.

Shipping and Handling Costs

Shipping and handling costs included in selling and sales support services expense for the period ended June 15, 2016 and June 17, 2015, were $6,488,000 and $6,733,000, respectively.

Futures Contracts

Coffee is a significant raw material component for the Company and, as a commodity, is subject to market fluctuations based on crop yield projections and global product demand. The Company enters into coffee futures contracts to hedge its exposure to price fluctuations on coffee raw materials associated with fixed-price sales contracts with institutional customers, which generally range from three months to one year in length.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Major additions are capitalized; maintenance, repairs and minor improvements are charged to operating expenses as incurred. Depreciation is computed for financial reporting purposes using a combination of the straight-line and double-declining balance methods over the estimated useful lives of the assets, which are as follows:

Buildings and leasehold improvements	15-39 years
Equipment and software	3-10 years

Accelerated depreciation methods, as provided by federal income tax laws, are used for income tax purposes.

Income Taxes

As of January 1, 2015, S&D Coffee Holding Company and S&D Coffee, Inc. elected to be treated as a pass-through entity, S Corporation, under the Internal Revenue Code (IRC). Under this election, the shareholders of the Company are taxed on their proportional share of the taxable income of the Company. The deferred tax assets and liabilities recorded as of December 31, 2014 were reversed through the income statement as of January 1, 2015 because the future tax benefits and liabilities for those deferred will be the responsibility of the shareholders.

S&D Coffee Holding Company	8

Fair Value of Financial Instruments

The Company uses a fair value hierarchy for those instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1	Quoted market prices in active markets for identical assets or liabilities;

Level 2	Inputs other than Level 1 inputs that are either directly or indirectly observable; and

Level 3	Unobservable inputs developed using estimates and assumptions developed by management, which reflect those that a market participant would use.

The following table discloses assets and liabilities measured at fair value on a recurring basis:

Fair value measurements as of June 15, 2016	Level 1	Level 2	Level 3	Total
Interest rate swaps	$—	$(492,871)	$—	$(492,871)
Futures contracts	5,064,745	—	—	5,064,745

Fair value measurements as of June 17, 2015	Level 1	Level 2	Level 3	Total
Interest rate swaps	$—	$(377,715)	$—	$(377,715)
Futures contracts	(4,623,304)	—	—	(4,623,304)

The Company’s coffee futures contracts are carried at fair value, based on readily available quoted market prices (see Note 5). The Company’s interest rate swap agreements are carried at fair value, determined based on the present value of the estimated future cash flows using implied rates in the applicable yield curve as of the valuation date (see Note 5).

The carrying amounts of cash and cash equivalents, trade accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximate fair value because of the short-term nature of these financial instruments. The carrying amount of the Company’s long-term debt approximates fair value because the interest rates, credit spreads and other significant terms approximate current market conditions.

Long-lived Assets

The Company reviews its long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. No impairment charge was recognized for the period ended June 15, 2016 and June 17, 2015.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets at June 15, 2016 and June 17, 2015, consist of goodwill, noncompete agreements and customer lists arising from past business acquisitions as well as certain distinct intangible assets acquired in 2009. The other intangible assets are being amortized over their estimated useful lives, which range from 10 to 15 years.

Comprehensive Income

Comprehensive income in the statements of income and comprehensive income consists of net income plus unrealized gains and losses on the Company’s coffee futures transactions and interest rate swap agreements.

S&D Coffee Holding Company	9

Variable Interest Entity

The Company consolidates entities in which it has a controlling financial interest.

The Company follows the authoritative guidance included in generally accepted accounting principles on accounting for consolidation of VIEs. Such guidance applies to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

The Company determines the primary beneficiary based on an evaluation of which party has both: (i) the power to direct the activities that most significantly impact the economic performance of the VIE; and, (ii) has the obligation to absorb losses, or the right to receive benefits that could potentially be significant to the VIE. The Company evaluates its relationships with other entities to identify whether those entities are VIEs and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the condensed consolidated financial statements. The Company is the primary beneficiary for such a VIE, Arabica (see Note 10).

2 Inventories

The components of inventories are as follows:

	June 15, 2016	June 17, 2015
At FIFO cost:
Coffee	$30,639,468	$33,494,409
Allied products	3,077,182	2,784,872
Tea	8,756,136	9,643,162
Liquid beverages	3,370,971	4,737,811
Drinks and syrup	1,475,631	2,093,335
Packaging supplies	2,939,104	3,003,121
Other	373,680	380,807

Inventories at FIFO cost	50,632,172	56,137,517
Less – LIFO reserve for coffee	(10,173,322)	(11,232,839)

	$40,458,850	$44,904,678

S&D Coffee Holding Company	10

3 Property, Plant and Equipment, Net

The components of property, plant and equipment are as follows:

	June 15, 2016	June 17, 2015
Brewing and beverage equipment	$53,836,401	$52,062,241
Land	2,106,000	2,106,000
Buildings and leasehold improvements	44,023,798	43,833,646
Plant equipment	75,722,169	71,420,525
Office equipment	6,075,331	5,948,327
Computer equipment and software	19,041,292	19,042,799
Transportation equipment	9,408,723	9,465,633
Construction-in-progress	1,698,405	4,113,844

	211,912,119	207,993,015
Less – Accumulated depreciation	(139,243,133)	(128,387,872)

	$72,668,986	$79,605,143

Depreciation expense for the periods ending June 15, 2016 and June 17, 2015 was $7,472,000 and $7,441,000, respectively.

4 Intangible Assets

Intangible assets consist of certain identifiable assets resulting from previous acquisitions, including noncompete agreements, customer lists, trade secrets and goodwill. The gross carrying amount and accumulated amortization for these intangible assets are as follows:

			Estimated
	June 15, 2016	June 17, 2015	Useful Lives
Amortizable intangible assets:
Noncompete agreements	$825,000	$825,000	10-15 years
Customer lists	130,000	130,000	15 years
Trade secrets	1,300,000	1,300,000	10 years
Accumulated amortization	(1,865,045)	(1,735,046)

Amortizable intangible assets	389,955	519,954
Non-amortizable intangible assets - Goodwill	2,817,000	2,817,000

	$3,206,955	$3,336,954

Intangible assets are being amortized on a straight-line basis over the estimated useful lives of each asset. Amortization expense for the period ended June 15, 2016 and June 17, 2015, were $60,000 and $60,000, respectively. Future amortization expense related to intangible assets is as follows:

Amount
Remainder of 2016	$70,000
2017	130,000
2018	130,000
2019	59,955

$389,955

S&D Coffee Holding Company	11

5 Hedging Activities

The Company records all derivatives, whether designated in hedging relationships or not, at fair value on the balance sheet. If the derivative is designated as a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income or loss and are recognized in earnings when the hedged item affects earnings. Any material ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings as they occur.

The Company is subject to price risk related to price-to-be-fixed coffee purchase commitments and anticipated coffee purchase commitments. In the normal course of business, under procedures and controls established by the Company’s financial risk management framework, the Company enters into green coffee futures contracts to manage changes in raw materials prices in order to ensure supply and protect the gross margin of price-to-be-fixed customer sales commitments. The Company designates these future contracts as cash flow hedges. The amounts recorded in accumulated other comprehensive income relating to these futures will be reflected as a component of cost of sales, generally within 12 months following the balance sheet date, as the related inventory is sold. As a matter of policy, the Company does not enter into coffee derivatives contracts for trading or speculative purposes.

In July 2010, the Company entered into a $6,160,000 notional amount interest rate swap effective August 2011. The notional amount of the swap amortized to zero in December 2015, at which time it terminated. In November 2011, the Company entered into a $10,594,000 notional amount interest rate swap effective April 30, 2012. The notional amount of the swap amortizes to $2,555,000 in October 2016, at which time it terminates. In March 2014, the Company entered into a $11,731,000 notional amount interest rate swap. In September 2014, the swap agreement notional amount increased to $19,870,000. The notional amount of the swap amortizes to $15,813,000 in December 2018, at which time it terminates. These interest rate swaps, which have been designated as cash flow hedges, are utilized to hedge a portion of the Company’s interest rate payments on its variable rate debt. As of June 15, 2016 and June 17, 2015, the Company has recognized a liability of $492,000 and $378,000, respectively, for accumulated unrealized losses related to these swap agreements, which are shown as a component of accumulated other comprehensive income (loss) in the accompanying condensed consolidated financial statements.

6 Notes Payable and Long-term Debt

A summary of the Company’s long-term debt is as follows:

	June 15, 2016	June 17, 2015
Note payable to banks, unsecured, monthly principal and quarterly interest payments, final payment of remaining principal due December 2018	27,333,333	31,333,333
Current portion	4,000,000	4,000,000

Total long-term debt	31,333,333	35,333,333
Less - current maturities of long-term debt	(4,000,000)	(4,000,000)

Long-term debt, excluding current maturities	$27,333,333	$31,333,333

S&D Coffee Holding Company	12

In December 2013, the Company entered into a syndicated credit facility with three banks for a principal amount of $30,000,000 and a revolving credit facility. The proceeds of this term loan were used to refinance the prior term debt and to pay off prior lines of credit. The principal of the loan began to amortize in January 2014 and a final payment of $15,000,000 is due in December 2018. In December 2014, the Company exercised its option to borrow an additional $10,000,000 under the above stated syndicated term loan, which began to amortize in January 2015. The proceeds from this additional $10,000,000 were used to fund capital expenditures. A final payment of $20,800,000 on the term loan is due in December 2018. Interest is payable monthly at LIBOR plus an applicable margin. The revolving credit facility is intended to satisfy seasonal working capital requirements and has maximum available borrowings of $75,000,000. The Company had $0 outstanding under its line of credit as of June 15, 2016 and $24,100,000 outstanding as of June 17, 2015. The line of credit expires in December 2018.

The terms of the notes and lines of credit are subject to certain restrictive loan covenants based on the Company’s financial position, including a subjective covenant whereby the debt would be callable upon an event, act, condition or occurrence, which has a material adverse effect on the Company, the rights and remedies of the bank under the notes or the legality, validity or enforceability of the loan document. As of June 15, 2016, the Company was in compliance with all covenants of the notes and lines of credit.

The aggregate maturities of the lines of credit and long-term debt are as follows:

	Notes	Lines of
	Payable	Credit	Amount
Remainder of 2016	$2,000,000	$—	$2,000,000
2017	4,000,000	—	4,000,000
2018	21,333,333	—	21,333,333

	$27,333,333	$—	$27,333,333

7 Income Taxes

As discussed in Note 1, the Company elected to be treated as a pass-through entity, S Corporation, effective January 1, 2015. As a result of this election, the income tax liability resulting from the activities of the Company is paid proportionally by the shareholders. The Company is still subject to entity level state income taxes in certain states that do not recognize the pass-through status. Upon conversion, the current net deferred tax asset of $4,430,000, the noncurrent net deferred tax liability of $8,097,000 and the deferred tax asset of $3,040,000 in adjusted other comprehensive income were reversed and a net deferred tax benefit was recorded. In order to elect to be taxed as an S Corporation, the Company recaptured the LIFO reserve of $12,000,000 on its 2014 tax return. The Internal Revenue Code allows for deferred payments of the income tax liability associated with this recapture in four installments of $964,500. As a result, the Company recorded a federal income tax liability of $1,929,000 at June 15, 2016 and $2,893,000 at June 17, 2015, which is payable in four equal installments that started March 15, 2015.

The Company follows applicable authoritative guidance on accounting for uncertainty in income taxes, which among other things, prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

8 Commitments and Contingencies

Litigation

The Company is involved in various lawsuits arising in the normal course of business. In management’s opinion, such matters will not have a material adverse effect on the financial position or results of operations of the Company.

S&D Coffee Holding Company	13

9 Benefit Plans and Deferred Compensation

Defined Contribution Plan

The Company has a 401(k) savings plan available to all employees. New employees are eligible to become participants on the first day of each quarter. Each savings plan participant may elect to have up to 80% of total compensation withheld, subject to limitations, as a contribution to the plan. For the 2015 plan year and thereafter, the Company elected a Safe Harbor Match, rather than a discretionary match at the end of the year. The Company matches 100% of the first 1% and 50% between 1% and 6% of eligible pay deferred. Participants become 100% vested in the matching contribution after two years of service. Forfeitures may be used by the Company to satisfy its contribution.

Non-qualified Deferred Compensation Plan

In June 2007, the Company established the Non-qualified Deferred Compensation Plan for corporate executives, which allows the participants to elect to defer a portion of their compensation into the plan. During the period ended June 15, 2016 and June 17, 2015, participant deferrals were $545,000 and $560,000, respectively. The Company made matching contributions of $0 and $0 for the period ended June 15, 2016 and June 17, 2015, respectively.

Distributions from the plan are made upon death, retirement, disability or upon the election of the participant (as long as funds are held for at least five years prior to the participant’s elective payment date). The plan does not qualify under ERISA; therefore, Company contributions are not tax deductible until distributions are made to the participants. A deferred tax benefit is recorded for non-deductible contributions made by the Company.

Phantom Equity Plan

On January 1, 2008, the Company established the Phantom Equity Plan (the Plan) to compensate certain key executives based on the issuance of Phantom Equity Units. The units vest over a five-year vesting period on a straight-line basis. The grants are measured at the date of grant and subsequently under the intrinsic value method, which is the amount by which the value of the Plan award exceeds the base value, as defined in the Plan. The Company has elected to recognize compensation expense on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in substance, multiple awards. Compensation expense for the Phantom Equity Plan was $461,000 and $165,000 for the period ended June 15, 2016 and the period June 17, 2015. No cash payments were made by the Company during the periods ended June 15, 2016 and June 17, 2015. The Company accrued $1,144,000 and $884,000 related to the Phantom Equity Plan as of June 15, 2016 and June 17, 2015, respectively.

Supplemental Executive Retirement Plan

The Company established a Supplemental Executive Retirement Plan (SERP) in 2001. Under the SERP, the Company has agreed to pay, on an annual basis, $500,000 plus out-of-pocket medical costs for the remainder of the Chairman Emeritus’ spouse’s life. The Company has recorded a liability of $3,472,000 and $3,742,000 for the actuarially determined present value of the SERP as of June 15, 2016 and June 17, 2015, respectively. Of this liability, $500,000 for each year is included in accrued expenses and $2,972,000 and $3,242,000 is included in other liabilities in the accompanying condensed consolidated balance sheets as of June 15, 2016 and June 17, 2015, respectively.

The net periodic benefit cost included the following components:

	June 15, 2016	June 17, 2015
Interest cost	$67,000	$67,000
Amortization of prior service cost	—	—
Recognized actuarial loss	—	—

Net periodic benefit cost	$67,000	$67,000

S&D Coffee Holding Company	14

10 Related-party Transactions

The Company has operating leases with Arabica. In October 2001, the Company entered into an operating lease with Arabica for a manufacturing warehouse and office facility, which was renewed in October 2011 with an expiration date of September 2016 with one five-year renewal option. Rental payments to Arabica for this lease in the period 2016 and 2015 were $200,000. Additionally, the Company leases its main manufacturing facilities, administrative offices and associated land from Arabica. The leases expired in September 2011 and the Company elected the first of three five-year renewal options. Under these leases, total annual rent payments to Arabica escalated from $295,000 to $355,000 over the lease term. Rent expense recorded in the periods ended June 15, 2016 and June 17, 2015 for these leases was $164,000. The Company is the primary beneficiary of Arabica, which is a VIE. As of June 15, 2016 and June 17, 2015, and for the period then ended, Arabica has been consolidated with S&D Coffee, Inc.

The condensed consolidated financial statements for June 15, 2016 and June 17, 2015, include the following amounts as a result of the VIEs consolidation:

	2016	2015
Cash and cash equivalents	$—	$—
Other current assets	—	—
Land and building, net	1,797,000	1,861,000
Current portion of long-term debt	—	—
Current liabilities	800	500
Long-term debt	—	—
Net income	$295,000	$338,000

As the VIE has elected to be taxed as a partnership for federal and state income tax purposes, there was no effect on income tax expense as a result of the consolidation.

During 2003, the Company converted the cash surrender value of certain life insurance policies to notes receivable from three of the Company’s officers. The split-dollar policies converted by the Company were policies in which the premiums paid by the Company exceeded the cash surrender value of the policies. The original amount of the notes receivable was $3,620,000. Additional advances under the notes for premium payments for each period presented were $94,000 and $78,000 for the periods ended June 15, 2016 and June 17, 2015, respectively. The notes, plus accrued interest, at rates varying depending on the terms, are payable upon the earlier of, the cancellation of the policies, the death of the insured, or December 15, 2023. The cash surrender value of these life insurance policies serves as collateral for these notes. For periods ended June 15, 2016 and June 17, 2015, the Company accrued interest income of $163,000 and $133,000, respectively.

11 Subsequent Events

The Company has evaluated subsequent events through September 26, 2016, which is the date the financial statements were available to be issued.

All subsequent events requiring recognition or disclosure have been incorporated into these financial statements. In August of 2016, Cott Corporation purchased S&D Coffee Holding Company.